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                                                                     Exhibit 5


                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                           NEW YORK, N.Y.  10048-0557

                           TELEPHONE:  212-839-5300
                           FACSIMILE:  212-839-5599

                                                      July 28, 1998



Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, New York 10281-1334

Dear Sirs:

   We have acted as counsel for Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about July 28, 1998 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $200,000,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Merrill Lynch & Co., Inc. 1999 Deferred Compensation Plan for a Select Group of Eligible Employees (the "Plan"). In such capacity, we have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

   Based upon the foregoing, we advise you that, in our opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

   We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.


                                                  Very truly yours,

                                                  /s/Brown & Wood LLP